Exhibit 15.8

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 23, 2010, with respect to the financial statements of Magic (Onyx) Magyarorszag Szoftverhaz Kft., included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2009.

Budapest, April 27, 2010

/s/ Maria Negyessy Maria Negyessy Registered Auditors